UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Laird Superfood, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Supplement to the Proxy Statement
for the Annual Meeting of Shareholders

Dear Shareholder:

This Supplement to the Proxy Statement, dated November 28, 2023 (this “Supplement”), supplements the definitive proxy statement filed by Laird Superfood, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on October 10, 2023, as amended and supplemented (the “Proxy Statement”) and made available to the Company’s shareholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”). This Supplement is being filed with the SEC and made available to shareholders on or about November 28, 2023. Capitalized terms used in this Supplement and not otherwise defined herein have the meanings given to them in the Proxy Statement.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This Supplement updates, and to the extent inconsistent therewith, supersedes, the disclosure in the Proxy Statement to reflect that the Annual Meeting has been adjourned until 10:00 a.m. Mountain Standard Time on Tuesday, December 19, 2023. The Annual Meeting was convened on November 28, 2023, and then adjourned without any business being conducted. The reconvened Annual Meeting will be held at the same virtual meeting link at www.virtualshareholdermeeting.com/LSF2023.

The close of business on October 2, 2023, will continue to be the record date for the determination of shareholders of the Company entitled to vote at the Annual Meeting. Shareholders of the Company who have previously submitted their proxy or otherwise voted and who do not want to change their vote do not need to take any action.

No changes have been made in the proposals to be voted on by shareholders at the Annual Meeting. The Annual meeting was adjourned to allow stockholders additional time to vote FOR Proposal 2. The Company is urging all of its shareholders to read the Proxy Statement, which is available free of charge on the SEC’s website at www.sec.gov or at www.proxyvote.com, and vote IMMEDIATELY FOR Proposal 2.

PLEASE VOTE TODAY

Voting is quick and simple:

●	BY PHONE: Please call Advantage Proxy, the Company’s proxy solicitor, toll-free, at 1-877-870-8565. You can also contact Advantage Proxy if you have any questions about voting.
●	BY INTERNET: Vote at www.proxyvote.com using your control number by following the instructions shared by your broker, bank or other nominee.

During the period of adjournment, the Company will continue to solicit votes from its shareholders with respect to the proposals set forth in the Proxy Statement. The Company encourages all shareholders who have not yet voted to do so before Monday, December 18, 2023, at 11:59 p.m., Eastern time. The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares over the telephone or Internet are described in the Proxy Statement.

Thank you for your investment in Laird Superfood, Inc. and taking the time to vote your shares.

Sincerely,

/s/ Jason Vieth
Jason Vieth
Chief Executive Officer

November 28, 2023

Dear Fellow Shareholder,

You recently received proxy materials in connection with the Annual Meeting of Stockholders of Laird Superfood, Inc.  According to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

You still have time to vote by telephone or the internet. For telephone voting please call Advantage Proxy, our proxy solicitation firm, at 1-877-870-8565 between the hours of 9:00 a.m. and 9:00 p.m. Eastern Time, seven days a week.

If you have your Voting Instruction Form from your broker with your control number which is located on the front of the form, please go to www.proxyvote.com to vote.  Please have the control number ready when you log on and then follow the easy step-by-step instructions.

In addition to the election of directors and the ratification of auditors, the Company has two other very important proposals on its proxy.

We are asking our stockholders to approve a redomestication of the Company from Delaware to Nevada. We believe this change will result in significant cost savings, in addition to providing other benefits as outlined in the proxy statement. Approval of the redomestication proposal requires the affirmative vote of a majority of our outstanding shares.

We are also asking our stockholders to approve the removal of certain supermajority voting provisions from our articles of incorporation and certain other amendments upon the redomestication, which our Board of Directors believes will increase our accountability to stockholders.  Approval of the removal of the supermajority voting provisions requires the affirmative vote of two-thirds of our outstanding shares.

Votes received to date for all proposals, including Proposal 2 (redomestication) and 3 (removal of supermajority requirements), have been favorable, with 95% of more votes "FOR". The Board of Directors Urges You to Vote “FOR” all Proposals

Regardless of the number of shares you own, it is important that they be represented at the Annual Meeting of Stockholders. Your vote matters and the Company needs your support.

YOUR PARTICIPATION IS EXTREMELY IMPORTANT - PLEASE VOTE TODAY!

We appreciate your continued support.

Sincerely,

Jason Vieth

Chief Executive Officer